                                                                 EXHIBIT 10.2(s)


                           UNIVERSAL FOODS CORPORATION

                            MANAGEMENT INCENTIVE PLAN
                             FOR DIVISION PRESIDENTS

I.       THE PLAN

         The name of this Plan is the Universal Foods Corporation Management Incentive Plan for Division Presidents. The purpose of the Plan is to promote the interests of the shareholders and to provide incentive to the Division Presidents who contribute to the profitability of the Company. It is separate and distinct from other Company incentive plans currently in effect.

II.      DEFINITIONS

         In this Plan, the terms used will have the following definitions:

         A. "Actual Average Assets Managed" means the twelve-month average of month-end balances of key assets and liabilities subject to Division control, as defined in Exhibit B, 2c.

         B. "Actual Sales Operating Profit" means profit reported on the Company's sales operating reports, as adjusted per Exhibit B, 2b.

         C. "Board of Directors" means the Board of Directors of Universal Foods Corporation.

         D. "Bonus Award" means an award, either paid currently or paid on a deferred basis, as the results of the operation of this Plan.

         E. "Business Unit" means a segmented profit center within a Division.

         F.       "Committee" means the committee provided for in Section Ill.

         G.       "Company" means Universal Foods Corporation.

         H. "Division" means a business entity designated as such by the Corporation normally segmented based on product line.

         I. "Employee" means any employee regularly employed by Universal Foods Corporation or any of its subsidiaries, and paid on a salary basis.

         J. "Fiscal Year Salary" means base pay earned during the period October 1 through September 30 each Company operating year exclusive of any incentive or supplemental payments by the Company.

         K.       "Plan" means this Management Incentive Plan for Division
                  Presidents.

MANAGEMENT INCENTIVE PLAN FOR DIVISION PRESIDENTS
PAGE 2

         L. "Targeted Average Assets Managed" means the Division average assets managed objective scheduled per Exhibit C.

         M. "Targeted Profit" means the Division profit objective scheduled per Exhibit C.


III.     COMMITTEE

         A. The Board of Directors shall appoint a Compensation and Development Committee composed of at least three non-management members of the Company's Board of Directors. This Committee shall be known as the "Committee" and shall have full power and authority to interpret and administer the Plan in accordance with the Regulations. No member of the Committee shall be eligible to participate in the Plan while a member of the Committee.

         B. The Board of Directors may, from time to time, remove members from the Committee or add members thereto; and vacancies on the Committee, however caused, shall be filled by action of the Board of Directors. The Committee shall select one of its members as Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made at a meeting of the Committee duly called and held. The members of the Committee may receive such compensation for their services as the Board of Directors may determine.

IV.      PLAN ADMINISTRATION

         The Committee shall have the power to adopt eligibility and other rules not inconsistent with the provisions of the Plan (hereinafter referred to as the "Regulations" and attached hereto as "Exhibit A") for the administration thereof and to alter, amend, or revoke any Regulations so adopted.

MANAGEMENT INCENTIVE PLAN FOR DIVISION PRESIDENTS
PAGE 3




V.       PLAN PARTICIPATION

         Participation in the Plan shall be in accordance with the Regulations.

         A. At the beginning of each fiscal year, the Chairman, President and Chief Executive Officer shall submit to the Committee a written list of recommended participants in the Plan for that year.

         B. Not all division presidents need to be selected as participants, and selection as a participant one year does not automatically ensure selection in future years.

         C. At the end of each fiscal year the Chairman, President and Chief Executive Officer shall submit to the Committee a written list of recommendations as to the amount of Bonus Award each participant in the Plan should receive for that fiscal year.

         D. The Committee's selection of the Employees to whom a Bonus Award shall be made and its determination of the amount and method of payment of each such Bonus Award shall be final.

         E. This Plan is not a part of the Company's regular compensation plan nor is it part of the employee's regular compensation.

VI.      BONUS AWARDS

         The performance measurement upon which the Bonus Award is based is determined in accordance with the Regulations for each fiscal year.

VII.     BONUS PROVISION

         All Bonus Awards under this Plan will be budgeted and funded within the operations of the specific Division in which participants are employed.

MANAGEMENT INCENTIVE PLAN FOR DIVISION PRESIDENTS
PAGE 4




VIII.    CHANGE OF CONTROL OF COMPANY

         In the event of a change of control of the Company in accordance with an Employee's Severance Agreement and the Employee's subsequent termination of employment without cause by the successor entity, the "Change of Control Benefits" under the Employee's Severance Agreement in respect to this Plan shall be received as a severance payment by the Employee.

IX.      SUCCESSORS AND ASSIGNS

         If the Company sells, assigns or transfers all or substantially all of its business and assets to any person, excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Plan as of the date of such event to the person which is either the acquiring or successor corporation, and such person(s) shall assume and perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Plan upon the Company.

         In case of such assignment by the Company and of such assumption and agreement by the Company and of such person(s), all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such person(s).

X.       PLAN AMENDMENTS

         The Board of Directors may suspend or discontinue the Plan at any time.

EXHIBIT A REGULATIONS
DIVISION PRESIDENTS

                           UNIVERSAL FOODS CORPORATION

                            MANAGEMENT INCENTIVE PLAN
                             FOR DIVISION PRESIDENTS
                                REGULATIONS F-99


These Regulations apply to the Management Incentive Plan for Division Presidents for the fiscal year October 1, 1998 through September 30, 1999.

1. Participants will be notified of their selection and be provided with a copy of the Plan with specific provisions related to their Division and level of participation.

2. An Employee may be selected as a participant after the beginning of a fiscal year and, if eligible, may, at the discretion of the Committee, receive a Bonus Award prorated to reflect duration of Plan participation.

3. A participant may receive a Bonus Award based on prorated participation in more than one plan, if eligible to do so under provisions of the plan(s).

4. The Bonus Award granted to individual participants shall be based upon achievement of defined target objectives (Formula).

5. The Bonus Award amount may, at the sole discretion of the Chairman, President and Chief Executive officer, be adjusted up or down by five to twenty percent (5% to 20%) to recognize individual performance.

6. The Bonus Award shall not be paid to participants who resigned or were discharged for cause prior to their receiving the Bonus Award unless the Committee decides otherwise.

7. If an Employee ceases to be a Plan participant during the fiscal year as a result of death, disability, or retirement under the Company's ESOP, the Employee or his/her estate may, at the discretion of the Committee, receive a pro-rata Bonus Award based upon the number of months spent as a participant.

       In such cases, the Committee may, at its discretion, increase the Bonus Award up to, but not in excess of, the amount that would have been earned for a full year of participation.

8. For the purpose of determining the appropriate Plan Award, profit changes due to fluctuation in currency exchange or internal hedges will not be considered. International business unit profit performance will be based upon actual vs. Budget comparisons in local currencies.

9. Upon the recommendations of the Chairman, President and Chief Executive Officer, the Committee may approve special adjustments to Incentive Targets necessary to give consideration to unbudgeted and/or unplanned situations which developed after finalization of the operating budget. Such adjustments will be submitted for consideration only if required to correct major inequities.

EXHIBIT B - PERFORMANCE MEASURES
DIVISION PRESIDENTS

                           UNIVERSAL FOODS CORPORATION

                            MANAGEMENT INCENTIVE PLAN
                             FOR DIVISION PRESIDENTS
                            PERFORMANCE MEASURES F-99


NAME                                   TITLE/DIVISION
----                                   --------------

                        MAXIMUM BONUS AWARD AS PERCENTAGE
                              OF FISCAL YEAR SALARY
                       ---------------------------------


              FORMULA                                     TOTAL
              -------                                     -----

I. The method by which Formula Bonus Awards will be earned has been designed to encourage the following:

       A. The setting of realistic operating budgets and performance thereto.

       B. The improvement of return on investment through maximization of profits and careful utilization of corporate assets.

II.    The Formula for Bonus Awards is:

       A. Participants will receive a formula portion of their Bonus Award in accordance with the attached table.

       B. Actual Sales Operating Profit for the Division is the profit reported on the Company's sales operating reports adjusted by adding back any interest expense, foreign taxes, or goodwill amortization which had been charged against the reported profit.

       C. Actual Average Assets Managed will be the twelve-month average of month-end balances of key assets and liabilities subject to Division control consisting of accounts receivable, inventories, accounts payable, accrued expenses and any other assets or liabilities specifically identifiable with a Division and so specified prior to the beginning of the fiscal year (such as advances to suppliers, deferred farming costs, etc.).

       D. If the Actual Assets Managed for the Division during the fiscal year exceed the Targeted Assets Managed, the increase will be multiplied by 25% and added to the Targeted Profit as a charge for the use of additional capital.

                  If the Actual Average Assets Managed for the Division during the fiscal year are less than the Targeted Average Assets Managed, the reduction will be multiplied by 25% and subtracted from the Targeted Profit as a credit for the reduction in capital utilized.

EXHIBIT C - PERFORMANCE MEASURES-SCHEDULE
DIVISION PRESIDENTS

                           UNIVERSAL FOODS CORPORATION

                            MANAGEMENT INCENTIVE PLAN
                             FOR DIVISION PRESIDENTS
                       PERFORMANCE MEASURES-SCHEDULE F-99


                                  Division Name


            ACTUAL SALES OPERATING                         PERCENTAGE OF
           PROFIT AS A PERCENTAGE OF                          FORMULA
                TARGETED PROFIT                             AWARD EARNED























       Targeted Profit                                      $

       Targeted Average Assets Managed                      $

                         F-99 MANAGEMENT INCENTIVE PLAN

                        REQUEST FOR JANUARY, 2000 PAYMENT

For the fiscal year ending September 30, 1999, the Company plans to date and distribute all incentive compensation checks on or before December 15, 1999. If you prefer to have your payment deferred until January, 2000, please complete the attached form and return it to Richard Carney no later than December 31, 1998.

--------------------------------------------------------------------------------



TO:               RICHARD CARNEY
                  VICE PRESIDENT, HUMAN RESOURCES
                  UNIVERSAL FOODS CORPORATION
                  433 E. Michigan Street, Milwaukee, WI 53202

FROM:

DATE:  ____________________, 1998


       RE:        COMPENSATION PAYMENT DEFERRAL REQUEST


I request and agree that my incentive compensation check for the year ending September 30, 1999 be dated and distributed in January, 2000.

X __________________________________
          (Signature)